UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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NIMIN ENERGY CORP.
(Name of Registrant as Specified in its Charter)

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ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 17, 2013

NOTICE OF MEETING AND

MANAGEMENT INFORMATION CIRCULAR

TO BE HELD AT

CENTENNIAL PLACE, EAST TOWER

1900, 520 – 3RD AVE SW, CALGARY, ALBERTA

AT 9:00 A.M.

AUGUST 16, 2013

NIMIN ENERGY CORP.

NOTICE OF AN ANNUAL MEETING OF

COMMON SHAREHOLDERS OF NIMIN ENERGY CORP.

Notice is hereby given that the annual meeting (the “Meeting”) of holders of common shares of NiMin Energy Corp. (the “Corporation”) will be held at Centennial Place, East Tower, 1900, 520 – 3rd Ave SW, Calgary, Alberta at 9:00 a.m. (local time), on Tuesday, September 17, 2013, for the following purposes:

1.	to receive the audited financial statements of the Corporation for the financial year ended December 31, 2012;

2.	to fix the board of directors of the Corporation at five members;

3.	to elect the board of directors for the ensuing year;

4.	to consider, and if thought advisable, to pass, with or without variation, a non-binding advisory vote on executive compensation;

5.	to appoint KPMG LLP, as the auditors of the Corporation for the ensuing year, at a remuneration to be fixed by the board of directors; and

6.	to transact such other business as may be properly brought before the meeting or any adjournment thereof.

Shareholders who are unable to attend the Meeting in person are requested to date and execute the enclosed instrument of proxy and return it in the envelope provided for that purpose. The specific details of the matters proposed to be put forth before the Meeting is set forth in the Management Information Circular accompanying this Notice of Meeting.

Only shareholders of record at the close of business on August 13, 2013, are entitled to notice of and to attend and vote at the Meeting or any adjournment thereof.

Dated this 16th day of August, 2013.

BY ORDER OF THE BOARD OF DIRECTORS

“Clarence Cottman III”
Clarence Cottman III, Chief Executive Officer

It is desirable that as many common shares as possible be represented at the Meeting. If you do not expect to attend and would like your common shares represented, please complete the enclosed instrument of proxy and return same as soon as possible in the envelope provided for that purpose. All instruments of proxy, to be valid, must be deposited at the office of the Registrar and Transfer Agent of the Corporation, Computershare Trust Company of Canada, 100 University Avenue, Toronto, Ontario, M5J 2Y1, not later than forty-eight (48) hours (excluding Saturdays, Sundays and holidays) prior to the meeting or any adjournment thereof. Late instruments of proxy may be accepted or rejected by the Chairman of the Meeting in his sole discretion and the Chairman of the Meeting is under no obligation to accept or reject any particular late instruments of proxy.

NIMIN ENERGY CORP.

ANNUAL MEETING OF SHAREHOLDERS

MANAGEMENT INFORMATION CIRCULAR

SOLICITATION OF PROXIES

This management information circular (“Circular”) is furnished in connection with the solicitation of proxies by the management and board of directors (“Board”) of NiMin Energy Corp., (“Nimin” or the “Corporation”), for use at the annual meeting of holders of common shares (“Common Shares”) of the Corporation (the “Meeting”), to be held at Centennial Place, East Tower, 1900, 520 – 3rd Ave SW, Calgary, Alberta on Tuesday, September 17, 2013, at the hour of 9:00 a.m. (local time) or at any adjournment thereof for the purposes set forth in the accompanying notice of meeting (the “Notice”).

This Circular is not being sent to registered or beneficial owners of Common Shares using the notice-and-access procedures contained in NI 54-101 – Communications with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”). The costs incurred in the preparation and mailing of both the instrument of proxy and this Circular will be borne by the Corporation. In addition to the use of mail, proxies may be solicited by personal interviews, personal delivery, telephone or any form of electronic communication or by directors, officers and employees of the Corporation who will not be directly compensated therefor.

The Corporation is sending this Circular and other proxy-related materials directly to non-objecting beneficial owners of Common Shares through the services of its transfer agent. The Corporation will pay intermediaries to deliver proxy-related materials to objecting beneficial owners of Common Shares together with a voting instruction form.

The record date to determine the registered shareholders entitled to receive Notice of the Meeting is August 13, 2013 (the “Record Date”). All information set forth in this Circular is dated effective as of the Record Date.

APPOINTMENT, VOTING AND REVOCATION OF PROXIES

Appointment

The persons named (the “Management Designees”) in the accompanying instrument of proxy have been selected by the Board of the Corporation and have indicated their willingness to represent as proxy the shareholder who appoints them. Any shareholder has the right to appoint a person or company (who need not be a shareholder) other than the Management Designees to attend and to vote and act for and on behalf of such person at the Meeting. In order to do so the shareholder may insert the name of such person in the blank space provided in the instrument of proxy, or may use another appropriate form of instrument of proxy. All proxies must be deposited with the Corporation’s Registrar and Transfer Agent ( the “Transfer Agent”) , Computershare Trust Company of Canada, 100 University Avenue, Toronto, Ontario, M5J 2Y1, not later than forty-eight (48) hours (excluding Saturdays, Sundays and holidays) prior to the Meeting or any adjournment thereof. The Chairman of the Meeting in his sole discretion may refuse to recognize any instrument of proxy received after such time.

Voting

Common Shares represented by any properly executed instrument of proxy in the accompanying form will be voted or withheld from voting on any ballot that may be called for in accordance with the instructions given by the shareholder. In the absence of such direction, such Common Shares will be voted in favour of the matters set out herein.

The accompanying instrument of proxy confers discretionary authority on the persons named in it with respect to amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the Meeting. As of the date hereof, management of the Corporation is not aware of any such amendments, variations or other matters that may come before the Meeting. In the event that other matters come before the Meeting, then the Management Designees intend to vote in accordance with the judgment of management of the Corporation.

Revocation

In addition to revocation in any other manner permitted by law, a shareholder may revoke a proxy by an instrument in writing executed by the shareholder or by the shareholder’s attorney authorized in writing and deposited either to the Transfer Agent at the office specified above, at the registered office of the Corporation, Centennial Place, East Tower 1900, 520- 3rd Avenue S.W., Calgary, Alberta, T2P 0R3, at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, at which the proxy is to be used, or with the Chairman of the Meeting prior to the commencement of the Meeting on the day of the Meeting or any adjournment thereof.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

Beneficial Holders

The information set forth in this section is of significant importance to many Shareholders, as a substantial number of Shareholders do not hold shares in their own name. Shareholders who do not hold their shares in their own name (referred to in this Management Information Circular as “Beneficial Shareholders”) should note that only proxies deposited by Shareholders whose names appear on the records of the Corporation as the registered holders of Common Shares can be recognized and acted upon at the Meeting. If Common Shares are listed in an account statement provided to a Shareholder by a broker, then in almost all cases those Common Shares will not be registered in the Shareholder’s name on the records of the Corporation. Such Common Shares will more likely be registered under the name of the Shareholder’s broker or an agent of that broker. In Canada, the vast majority of such shares are registered under the name of CDS & Co. (the registration name for The Canadian Depositary for Securities, which acts as nominee for many Canadian brokerage firms). In the United States, the majority of such shares are registered in the name of CEDE & Co., which company acts as a nominee for many U.S. brokerage firms.

There are two kinds of Beneficial Shareholders - those who do not object to the issuer of the securities they own knowing who they are and how many securities they hold (“NOBOs” for Non-Objecting Beneficial Owners), and those who object to their name and holdings being made known to the issuer of the securities (“OBOs” for Objecting Beneficial Owners). Issuers can now request and obtain a list of their NOBOs from intermediaries via their transfer agent, use this list for specific purposes connected with the affairs of the Corporation (including the ability to formally recognize NOBOs at the Meeting for the purposes of voting their shares in person or by proxy), and obtain and use the NOBO list for distribution of proxy-related materials directly (not via Broadridge Financial Solutions, Inc. (“Broadridge”)).

The Corporation has decided to take advantage of those provisions of National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”) that permit it to directly deliver proxy-related materials to its NOBOs. As a result, NOBOs can expect to receive a scannable voting instruction form (“VIF”) from the Transfer Agent. These VIFs are to be completed and returned to the Transfer Agent in the envelope provided or by facsimile. In addition, the Transfer Agent provides both telephone voting and internet voting as described on the VIF itself which contains complete instructions. The Transfer Agent will tabulate the results of the VIFs received from the NOBOs and will provide appropriate instructions at the Meeting with respect to the shares represented by the VIFs they receive.

These proxy-related materials are being sent to both registered and non-registered Shareholders. If you are a non-registered Shareholder and the Corporation or its agent has sent these materials directly to you, your name and address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding Common Shares on your behalf.

By choosing to send these materials to you directly, the Corporation (and not the intermediary holding Common Shares on your behalf) has assumed responsibility for (i) delivering these materials to you, and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the request for voting instructions.

Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from OBOs in advance of the Meeting. Every intermediary/broker has its own mailing procedures and provides its own return instructions which should be carefully followed by OBOs in order to ensure that their Common Shares are voted at the Meeting. The majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge. The Corporation does not know the names of the OBOs. As a result, OBOs will not be recognized at the Meeting for the purposes of voting their Common Shares in person or by proxy, without following the procedures set out by their broker or its agent. Broadridge typically mails the proxy-related materials to the OBOs along with scannable VIF. The OBO is requested to complete and return their voting instructions to them as directed. Broadridge then tabulates the results of all instructions received and provides the appropriate instructions respecting the voting of the Common Shares to be represented at the Meeting.

A Beneficial Shareholder receiving a VIF cannot use that VIF to vote Common Shares directly at the Meeting as the Beneficial Shareholder’s voting instructions must be returned as directed well in advance of the Meeting in order to have the Common Shares voted. Beneficial Shareholders may revoke their VIFs in accordance with the procedure established by their broker or its agent.

Registered Shareholders

Registered holders of Common Shares as shown on the list of shareholders prepared as of the Record Date will be entitled to vote such Common Shares at the Meeting on the basis of one vote for each Common Share held, except to the extent that the person has transferred the ownership of any of his Common Shares after the Record Date, and the transferee of those shares produces properly endorsed share certificates, or otherwise establishes that he owns the Common Shares, and demands, not later than (10) days before the Meeting, or shorter period before the Meeting which the by-laws of the Corporation may provide, that his name be included in the list before the Meeting, in which case the transferee is entitled to vote his Common Shares at the Meeting.

As of the Record Date, 69,834,396 of the Corporation’s unlimited authorized voting Common Shares were issued and outstanding. The Corporation is also authorized to issue an unlimited number of preferred shares, none of which are issued.

Pursuant to By-Law No. 1 of the Corporation, a quorum for the transaction of business at the Meeting shall consist of at least two (2) persons holding or representing by proxy not less than five percent (5%) of the outstanding shares of the Corporation entitled to vote at the Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND

RELATED STOCKHOLDERS MATTERS

The following table sets forth information as of the Record Date with respect to the beneficial ownership of Common Shares held by each person known by the Corporation to beneficially own or exercise control or direction over, directly or indirectly, more than five percent (5%) of the voting rights attached to all outstanding Common Shares, each of the Corporation’s directors and all executive officers and directors as a group.

Except as otherwise noted, information in the following table is as of August 13, 2013. The number of shares beneficially owned by each person or entity is calculated pursuant to rules promulgated by the SEC. Under those rules, a person or entity is considered to beneficially own all shares for which the person or entity has sole or shared voting or dispositive power, and all shares that the person or entity has the right to acquire within 60 days after August 13, 2013.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Common Stock Outstanding(2)
5% Stockholders(3)

Indaba Capital Management, LLC One Letterman Drive Building D, Suite DM700 San Francisco, CA 94129	10,942,757	15.67%

Credit Suisse Securities (Canada), Inc.	6,999,700	10.02%

Executive Officers & Directors(5)
Clarence Cottman, III(4)	2,153,400	3.08%
Jonathan S. Wimbish(4)	533,242	*
Brian E. Bayley(4)	155,000	*
W.A. Peneycad(4)	130,000	*
Robert L. Redfearn(4)	173,000	*
William Gumma(4)	67,150	*
All executive officers and directors as a group (6 persons)(4)	3,211,792	4.60%

*	Represents less than 1% of the class.
(1)	The inclusion of any Common Shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, each person or entity has sole voting or dispositive power with respect to the Common Shares identified as being beneficially owned by that person or entity.
(2)	Percentage ownership calculations are based on 69,834,396 common shares outstanding as of August 13, 2013. Any shares that a person or entity has the right to acquire within 60 days after August 13, 2013, are deemed to be outstanding for the purpose of calculating the percentage of outstanding common shares owned by that person or entity, but not for the purpose of calculating the percentage ownership of any other person or entity.
(3)	The information as to the Common Shares beneficially owned, controlled or directed, not being within the knowledge of the Corporation, has been obtained by the Corporation from publicly disclosed information and/or furnished by the shareholder listed above as of August 13, 2013.
(4)	Represents only Common Shares owned.
(5)	The executive officers and directors hold this position as of the date of this Circular.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, persons who beneficially own more than ten percent of a registered class of our equity securities, and certain other persons to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (“SEC”), and to furnish the Corporation with copies of the forms. Our directors, executive officers and greater than ten percent beneficial owners were not required to comply with such filing requirements during 2011, but became subject to such filing requirements in 2012. Messrs. Cottman, Wimbish, and Dobson filed a Form 3 on January 11, 2012. Messrs. Hagen, Gumma, and Redfearn filed a Form 3 on January 13, 2012. Messrs. Bayley and Peneycad filed a Form 3 on January 18, 2012. Each became subject to the filing requirement on January 1, 2012.

STATEMENT OF EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this report with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this report.

COMPENSATION COMMITTEE

Brian E. Bayley

William Gumma

W. A. Peneycad

Robert L. Redfearn (Chair)

Overview

The Compensation Committee is responsible for determining the overall compensation strategy of the Corporation, administering the Corporation’s executive compensation program, making recommendations to the Board regarding compensation including incentive and equity-based compensation, reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer, for proposals for the compensation of the executive officers, management and directors, for evaluations of performance to determine compensation, for employee benefit and retirement plans and all other matters related to compensation. The Compensation Committee is also responsible for reviewing the Corporation’s compensation policies and guidelines generally.

Objectives of Compensation Program

It is the objective of the executive compensation program to attract and retain highly qualified and experienced individuals to serve as executive officers and to align incentive compensation to performance and shareholder value. It is the goal of the Compensation Committee to endeavor to ensure that the compensation of executive officers is sufficiently competitive to achieve the objectives of the executive compensation program. The Compensation Committee gives consideration to the Corporation’s long-term interests and quantitative financial objectives, as well to the qualitative aspects of the individual’s performance and achievements.

Risks of Compensation Policies and Practices

The Corporation’s compensation program is designed to provide executive officers incentives for the achievement of near-term and long-term objectives, without motivating them to take unnecessary risk. As part of its review and discussion of executive compensation, the Compensation Committee noted the following facts that discourage the Corporation’s executives from taking unnecessary or excessive risk: (i) the Corporation’s operating strategy and related compensation philosophy; (ii) the effective balance, in each case, between cash and equity mix, near-term, and long-term focus, corporate and individual performance, and financial and non-financial performance; and (iii) the Corporation’s approach to performance evaluation and compensation provides greater rewards to an executive officer achieving both short-term and long-term agreed upon objectives. Based on this review, the Compensation Committee believes that the Corporation’s total executive compensation program does not encourage executive officers to take unnecessary or excessive risk.

Role of Executive Officers in Compensation Decisions

The Compensation Committee receives and reviews recommendations of the Chief Executive Officer (and President, as applicable) relating to the general compensation structure and policies and programs for the Corporation and the salary and benefit levels for the executive officers.

Elements of Compensation

The executive compensation program is comprised of three (3) principal components: base salaries, cash bonuses and stock options which are, collectively, designed to provide a combination of cash and equity–based compensation to effectively retain and motivate the executive officers to achieve the corporate goals and objectives. These elements contain both short-term incentives comprised of cash payments by way of base salaries and bonuses and long-term incentives by way of equity-based compensation. Other components of the executive compensation program include perquisites and other personal benefits. Each component of the executive compensation program is addressed separately below.

The amount for each element of the Corporation’s executive compensation program is determined based upon compensation levels provided by the Corporation’s competitors as well as upon the discretion of the Board, as described below. Each element of the Corporation’s executive compensation program contributes to an overall compensation package, which is designed to provide both short-term and long-term financial incentives to the executive officers and to thereby assist the Corporation to successfully implement its strategic plans. The Compensation Committee annually assesses how each element fits into the overall compensation package.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of Messrs. Redfearn (Chair), Bayley, Gumma, and Peneycad, none of whom are employees or current or former officers of the Corporation, or had any relationship with the Corporation required to be otherwise disclosed herein.

Compensation Governance

The policies and practices adopted by the Board to determine compensation of the Corporation’s executive officers and directors is described under “Statement of Executive Compensation – Compensation Discussion and Analysis” and “Director Compensation” respectively.

The Compensation Committee is comprised of four independent directors (being Messrs. Redfearn (Chair), Bayley, Gumma and Peneycad). The skills and experience of each Committee member in executive compensation that is relevant to his responsibilities and the making of decisions on the suitability of the Corporation’s compensation policies and practices are as follows:

Robert L. Redfearn, Chair	Mr. Redfearn has a breadth of experience as a director and officer and has addressed compensation matters for companies’ executive officers.

Brian E. Bayley	Mr. Bayley has served as a director of numerous public companies and is currently a director of two (2) TSX listed companies, serving on the Compensation Committee of the board of directors of both of those companies. Mr. Bayley has worked with compensation consultants and advisors in designing and implementing compensation programs for executive officers of public companies.

William Gumma	Mr. Gumma has a breadth of experience as a director and officer and has experience setting compensation at one other public company.

W. A. (Alf) Peneycad	Mr. Peneycad has been an independent businessman since 2006. Previously, Mr. Peneycad was Vice President, General Counsel and Chief Compliance Officer for Petro-Canada from 2003 to 2006, and Vice President, General Counsel and Corporate Secretary of Petro-Canada prior to 2003. Mr. Peneycad attended the Institute of Corporate Directors receiving an ICD.D designation. Mr. Peneycad is a director for several other Canadian public companies including Parex Resources Inc., Canadian Wireless Trust, and R Split III Corp. where he holds positions on the Audit, Finance, Corporate Governance and Human Resource Committees. Mr. Peneycad currently serves as the Chairman of the Corporate Governance and Compensation Committee for Parex Resources Inc.

The Compensation Committee is responsible for determining the overall compensation strategy of the Corporation and administering the Corporation’s executive compensation program. As part of its mandate, the Compensation Committee approves the appointment and remuneration of the Corporation’s executive officers, including the Corporation’s Named Executive Officers identified in the Summary Compensation Table. The Compensation Committee is also responsible for reviewing the Corporation’s compensation policies and guidelines generally.

Base Salaries

Salaries for executive officers are reviewed annually based on corporate and personal performance and on individual levels of responsibility and are set to be competitive with industry levels. Salaries of the executive officers are not determined based on benchmarks or a specific formula. Consideration is given to compensation packages that may be available to such executive officers from other employment opportunities and commercially available data on salaries disclosed by competitors and peers. The Compensation Committee submits its recommendation to the Board as to salary of the Chief Executive Officer and as applicable, the President. The Compensation Committee considers, and, if thought appropriate, also submits to the Board recommendations for salaries for the other executive officers based on those salaries recommended by the Chief Executive Officer and as applicable, the President. As stated above, base salaries are established to be competitive in order to attract and retain highly qualified and experienced individuals.

Bonus and Bonus Goals

In 2010, the Corporation adopted a bonus program including annual bonus goals which are to be reviewed annually by the Board and the Compensation Committee. There are two (2) categories of bonus goals each having its own weighted value: (i) operational goals, which focus on safety, production, proved reserved growth and cost control and (ii) financial goals, which focus on controls, public reporting and market recognition. The operational goals were applied to Mr. Dobson and the financial goals were applied to Mr. Wimbish. Operational and financial goals were applied to Mr. Cottman. Provided that bonus goals were met, executive officers would be entitled to a cash bonus of up to twenty-five percent (25%) of the individual’s base salary. In the event that bonus goals were exceeded, the Compensation Committee may at its discretion award an amount up to an additional twenty-five percent (25%) of an individual’s base salary to an executive officer. Additional bonus payments above fifty percent (50%) of base salary may be awarded at the discretion of the Compensation Committee for extraordinary effort and achievement. The Board exercises its discretion, upon recommendations received from the Compensation Committee, regarding the payment of bonuses based upon employee merit and the payment thereof, if any, is determined by the Board. In making these decisions and in exercising this discretion, the Board recognizes extraordinary efforts made to enhance the value of the Corporation’s asset base and any extraordinary success that has been achieved in implementing the Corporation’s business plans as a result of such efforts, including significant production and reserve additions.

For 2011 performance, Mr. Dobson received a cash bonus of $50,000, or 25% of his base salary, for accomplishing the operational goals. During 2011, none of the financial goals were achieved and Messrs. Cottman and Wimbish did not receive bonuses. During 2012, none of the financial goals were achieved and no bonuses were paid.

Stock Option Plan

The incentive stock option plan of the Corporation has been terminated in connection with the liquidation and dissolution of the Corporation (the “Winding Up”) following the sale of substantially all of the Corporation’s assets (the “Sale of Assets”) approved by the shareholders of the Corporation June 26, 2012. All of the outstanding incentive stock options of the Corporation were cancelled in 2012.

Perquisites and Other Components

Other components of compensation include perquisites and personal benefits as determined by the Compensation Committee and recommended to the Board that are consistent with the overall compensation strategy. There is no specific formula or benchmarks for assessing how perquisites or personal benefits are utilized in the total compensation package. The Corporation does not provide any pension or retirement benefits to its executive officers.

Severance and Consulting Payments

On January 24, 2012, the Board decided not to renew the employment contract of Dr. Sven Hagen, President, as a means to streamline management. Effective January 24, 2012, Dr. Hagen was no longer a director or officer of the Corporation or its wholly-owned subsidiary, Legacy Energy Inc. (“Legacy”). In connection therewith, the Corporation and Dr. Hagen entered into a separation agreement dated January 24, 2012, pursuant to which the Corporation agreed to provide Dr. Hagen with the following severance benefits:

•	Aggregate severance of $120,000, payable in equal monthly installments during 2012;

•	Monthly reimbursement of health and dental insurance premiums in the amount of $1,414.26 through September 15, 2012; and

•	Accelerated vesting of 400,001 options, with an exercise price of Cdn $1.25 that would have otherwise vested on September 4, 2012.

Messrs. Cottman and Wimbish were employed by Legacy under employment agreements dated April 29, 2008, amended January 1, 2009, and December 12, 2011, respectively. Mr. Dobson was employed by Legacy under an employment contract dated January 1, 2012. These agreements specified base salaries of at least $200,000 per annum. These employment agreements included change of control provisions which entitled the executives to receive severance payments in connection with the Sale of Assets. The severance payments were equal to three (3) times the executive’s base salary in the case of Messrs. Cottman and Wimbish and two (2) times the executive’s base salary in the case of Mr. Dobson. The executives were also entitled to receive continued coverage, for a period of not more than two (2) years in all employer life, accidental death, medical and dental insurance plans.

The following table sets forth the amounts paid to each of the Named Executive Officers as a result of a change of control upon consummation of the Sale of Assets.

Name	Severance(1) ($)	Other(2) ($)	Total ($)
Clarence Cottman III	750,000	140,885	890,885
Jonathan S. Wimbish	660,000	119,932	779,932
D. Scott Dobson	440,000	51,923	491,923

Notes:

(1)	The base salary for Messrs. Cottman, Wimbish, and Dobson was $250,000, $220,000 and $220,000 respectively, at the time of the Sale of Assets. The severance amount listed in the table above, represent (3) times such base salary for Messrs. Cottman and Wimbish and (2) times such base salary for Mr. Dobson.
(2)	The “Other” amount listed above represents the payment of tax-adjusted health, dental and life insurance benefits for Messrs. Cottman, Wimbish, and Dobson for the two (2) years, and unused vacation and sick days.

Following the completion of the Sale of Assets, and in connection with the Winding Up, all employees of Legacy were terminated, and the Board of Directors approved retention of Messrs. Cottman and Wimbish as consultants to complete the dissolution and liquidation of Legacy and the Winding Up. Messrs. Cottman and Wimbish will be paid $20,833 and $18,333 per month respectively. One half of this monthly fee was paid from August 2012 through December 2012. The remaining half will be paid out in one lump sum upon the Winding Up of the Corporation. The consulting fees are equivalent to the base salary each was receiving prior to the Sale of Assets.

Option Based Awards

For a description of the process that the Corporation uses to grant option-based awards to executive officers including the role of the Compensation Committee, see the description under “Statement of Executive Compensation – Compensation Discussion and Analysis – Elements of Compensation”.

Summary Compensation

Securities legislation requires the disclosure of compensation received by each “Named Executive Officer” of the Corporation for the most recently completed financial year. “Named Executive Officer” is defined by the legislation to mean (i) each of Chief Executive Officer and Chief Financial Officer of the Corporation (ii) each of the Corporation’s three (3) most highly compensated executive officers, or the three (3) most highly compensated individuals acting in a similar capacity, other than the Chief Executive Officer and Chief Financial Officer, at the end of the most recently completed financial year and whose total compensation exceeds Cdn $150,000, and (iii) any additional individual for whom disclosure would have been provided under (ii) but for the fact that the individual was not serving as an executive officer of the Corporation at the end of the most recently completed financial year end of the Corporation.

“Executive Officer” is defined by the legislation to mean (i) the chair, vice-chair or president of the Corporation, (ii) a vice-president of the Corporation in charge of a principal business unit, division or function including sales, finance or production, or (iii) an individual performing a policy-making function in respect of the Corporation.

The following table sets forth a summary of all compensation for services paid during the financial years ended December 31, 2012, 2011 and 2010 for Clarence Cottman III, Chief Executive Officer (“CEO”) (appointed in September 2009), Dr. E. Sven Hagen, former President (appointed in September 2009 and resigned January 24, 2012), Jonathan S. Wimbish, Chief Financial Officer (“CFO”) (appointed in September 2009), and D. Scott Dobson, former Chief Operating Officer (“COO”) (appointed Vice President of Operations in January 2011 and promoted to COO in September 2011) and resigned in August, 2012 (collectively, the “Named Executive Officers” for the years set out therein).

SUMMARY COMPENSATION TABLE

				Option-based awards ($)		Non-equity incentive plan compensation ($)
Name and principal position	Year	Salary ($)	Share- based awards ($)	Options Granted(1)(2) ($)	Replacement Options ($)	Annual incentive plans(6)	Long term incentive plans	Pension value ($)	All other compensation ($)(7)		Total compensation ($)
Clarence	2012	145,833	Nil	Nil	Nil	Nil	Nil	Nil	942,968	(8)	1,088,801
Cottman III(3)(7)	2011	250,154	Nil	Nil	Nil	Nil	Nil	Nil	16,648		266,802
CEO	2010	230,000	Nil	Nil	Nil	130,000	Nil	Nil	13,874		373,874

Dr. E. Sven	2012	Nil	Nil	Nil	Nil	Nil	Nil	Nil	132,726	(8)	132,726
Hagen(3)(4)	2011	240,155	Nil	Nil	Nil	Nil	Nil	Nil	14,868		255,023
President	2010	230,000	Nil	Nil	Nil	95,000	Nil	Nil	13,314		338,314

Jonathan S.	2012	128,333	Nil	Nil	Nil	Nil	Nil	Nil	825,765	(8)	954,098
Wimbish(3)	2011	220,035	Nil	Nil	Nil	Nil	Nil	Nil	11,227		231,262
CFO	2010	200,000	Nil	Nil	Nil	100,000	Nil	Nil	11,079		311,079

D. Scott Dobson(5)	2012	128,333	Nil	Nil	Nil	Nil	Nil	Nil	509,923	(8)	638,256
COO	2011	204,605	Nil	275,658	Nil	50,000	Nil	Nil	8,187		538,450

Notes:

(1)	The value of the option-based awards represents the fair value, on the date of grant, of awards under the Stock Option Plan of the Corporation. The grant date fair value has been calculated using the Black-Scholes Model and reflects assumptions for risk-free interest rate, expected life, expected stock price volatility and expected dividend yield. (See Consolidated Financial Statements – Note 10.) All options were terminated in July 2012.
(2)	The 2011 stock option were awarded in Canadian dollars and exercise prices are also in Canadian dollars. The $ figures are based on an exchange rate as at January 10, 2011 of Cdn $1.00 = $1.006, January 25, 2011 of Cdn $1.00 = $1.0053 and November 23, 2011 of Cdn $1.00 = $0.959. All options were terminated in July 2012.
(3)	Appointed as a Named Executive Officer of the Corporation on September 4, 2009. Dr. Hagen resigned as an officer and director of the Corporation on January 24, 2012.

(4)	Dr. Hagen also served as directors of the Corporation for the years listed. All of the compensation paid to Mr. Cottman and Dr. Hagen relate to their positions as Named Executive Officers and none of their compensation relates to their roles as directors.
(5)	Mr. Dobson was named COO on September 1, 2011. Previously, Mr. Dobson served as Vice President of Operations. Mr. Dobson was named Vice President of Operations in January, 2011. He previously served as Operations Manager. Mr. Dobson resigned in August, 2012.
(6)	In 2012, Mr. Dobson was paid a cash bonus of $50,000 for achievement of the performance goals established under the 2011 bonus plan. In 2011, Messrs. Cottman, Hagen and Wimbish were each paid a cash bonus of $130,000, $95,000 and $100,000, respectively, for their extraordinary services in 2010.
(7)	Includes perquisites and benefits including Corporation paid premiums for health, dental and life insurance.
(8)	Includes severance and consulting compensation as follows:

	Severance	Consulting
Mr. Cottman	$890,885		$52,083
Dr. Hagen	$132,726	$	Nil
Mr. Wimbish	$779,932		$45,832
Mr. Dobson	$491,923		$18,000

Incentive Plan Awards

The table below supplements the Summary Compensation Table by providing additional information about plan-based compensation for the financial year ended December 31, 2012.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All			Grant Date
								Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards Cdn $	Fair Value of Stock and Option Awards $
		Threshold $	Target $	Maximum $	Threshold	Target	Maximum
Clarence Cottman, III		—	—	—	—	—	—	—
E. Sven Hagen		—	—	—	—	—	—	—
Jonathan S. Wimbish		—	—	—	—	—	—	—
D. Scott Dobson		—	—	—	—	—	—	—

Outstanding Share-Based Awards and Option-Based Awards

The following table sets forth information in respect of all share-based awards and option-based awards outstanding at the end of the financial year ended December 31, 2012, to the Named Executive Officers of the Corporation.

Outstanding Share-Based Awards and Option-Based Awards

	Option-based Awards				Share-based Awards
Name	Number of securities underlying unexercised options(6) (#)	Option exercise price Cdn ($)	Option expiration date(6)	Value of unexercised in-the- money options(1) ($)	Number of shares or units of shares that have not vested (#)	Market or payout value of share- based awards that have not vested ($)
Clarence Cottman III(2)(5) CEO	Nil	Nil	September 4, 2019	—	Nil	Nil
Dr. E. Sven Hagen(2)(3)(5) President	Nil	Nil	December 31, 2012	—	Nil	Nil
Jonathan S. Wimbish(2) CFO	Nil	Nil	September 4, 2019	—	Nil	Nil
D. Scott Dobson(4) COO	Nil	Nil	September 4, 2019 January 10, 2016 January 25, 2016 November 23, 2016	—	Nil	Nil

Notes:

(1)	The closing market price of the Common Shares on December 27, 2012, being the last trading day in the 2012 calendar year, was Cdn $0.10
(2)	Appointed as a Named Executive Officer of the Corporation on September 4, 2009.
(3)	Dr. Hagen resigned as President and a director on January 24, 2012.
(4)	Mr. Dobson was named COO on September 1, 2011. Previously, Mr. Dobson served as Vice President of Operations. Mr. Dobson was named Vice President of Operations in January, 2011. He previously served as Operations Manager. Mr. Dobson resigned in August, 2012.
(5)	Mr. Cottman and Dr. Hagen also served as directors of the Corporation during the financial year ended December 31, 2012. All of the compensation paid to Mr. Cottman and Dr. Hagen relate to their positions as Named Executive Officers and none of their compensation relates to their roles as directors.
(6)	All options were terminated in July 2012.

Incentive Plan Awards – Value Vested or Earned During the Year

The following table sets forth information in respect of the value vested or earned during the Corporation’s financial year ended December 31, 2012, of option-based awards, share-based awards and non-equity incentive plan compensation for Named Executive Officers of the Corporation.

Value Vested or Earned of Incentive Plan Awards

during the Financial Year Ended December 31, 2012

Name	Option-based awards – Value vested during the year ($)	Share -based awards – Value vested during the year ($)	Non-equity incentive plan compensation – Value earned during the year ($)
Clarence Cottman III(1)(3) CEO	Nil	Nil	Nil
Dr. E. Sven Hagen(1)(3) President	Nil	Nil	Nil
Jonathan S. Wimbish(1) CFO	Nil	Nil	Nil
D. Scott Dobson(2) COO	Nil	Nil	Nil

Notes:

(1)	Appointed as a Named Executive Officer of the Corporation on September 4, 2009.
(2)	Mr. Dobson was named COO on September 1, 2011. Previously, Mr. Dobson served as Vice President of Operations. Mr. Dobson was named Vice President of Operations in January, 2011. He previously served as Operations Manager. Mr. Dobson resigned in August, 2012.
(3)	Mr. Cottman and Dr. Hagen also served as directors of the Corporation during the financial year ended December 31, 2012. All of the compensation paid to Mr. Cottman and Dr. Hagen relate to their positions as Named Executive Officers and none of their compensation relates to their roles as directors.

None of the Named Executive Officers exercised any vested option-based awards during 2012 and all options were terminated in July 2012.

Pension Plan Benefits

Defined Benefit Plans Table

The Corporation does not have a pension or retirement plan.

Deferred Compensation Plans

The Corporation does not have a deferred compensation plan.

Director Compensation

The Compensation Committee reviews and makes recommendations to the Board with respect to compensation of the Board and committee members. Directors who are employees of the Corporation receive no compensation for service as members of the Board. Directors who are not also employees (“Non-Employee Directors”) are entitled to receive compensation.

From time to time Non-Employee Directors are also granted options. Pursuant to our policies, we also reimburse our directors for reasonable expenses incurred in the performance of their duties, including reimbursement for air travel and hotel expenses.

Director Compensation Table

The following table sets forth information in respect of all amounts of compensation provided to the directors during the Corporation’s financial year ended December 31, 2012.

Name(1)	Fees earned ($)	Share- based awards ($)	Option- based awards ($)	Non-equity incentive plan compensation ($)	Pension value ($)	All other compensation ($)	Total ($)
Brian E. Bayley(2)	85,000	—	Nil	Nil	Nil	Nil	85,000
W. A. (Alf) Peneycad(2)	85,000	—	Nil	Nil	Nil	Nil	85,000
Robert L. Redfearn(2)	85,000	—	Nil	Nil	Nil	Nil	85,000
William Gumma(3)	85,000	—	Nil	Nil	Nil	Nil	85,000

Notes:

(1)	Compensation for Mr. Cottman, CEO and a director of the Corporation and Dr. Hagen, President and a director of the Corporation during the Corporation’s financial year ended December 31, 2012, has been previously provided under “Summary Compensation”.
(2)	Appointed as a director of the Corporation on September 4, 2009.
(3)	Elected as a director of the Corporation on June 24, 2011.

Outstanding Share-Based Awards and Option-Based Awards

The following table sets forth information in respect of all share-based awards and option-based awards outstanding at the end of the financial year ended December 31, 2012, to the directors of the Corporation.

Outstanding Share-Based Awards and Option-Based Awards

at the end of the Financial Year Ended December 31, 2012

	Option-based Awards				Share-based Awards
Name(4)	Number of securities underlying unexercised options(5) (#)	Option exercise price (Cdn$)	Option expiration date(5)	Value of unexercised in-the- money options (Cdn $)(1)	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested ($)

Brian E. Bayley(2)	Nil	Nil	September 4, 2019 January 25, 2016	— —	Nil	Nil

W. A. (Alf) Peneycad(2)	Nil	Nil	September 4, 2019 January 25, 2016	— —	Nil	Nil

Robert L. Redfearn(2)	Nil	Nil	September 4, 2019 January 25, 2016	— —	Nil	Nil

William Gumma(3)	Nil	Nil	December 1, 2019 June 24, 2016	— —	Nil	Nil

Notes:

(1)	The closing market price of the Common Shares on December 27, 2012, being the last trading day of the 2012 calendar year, was Cdn $0.10.
(2)	Appointed as a director of the Corporation on September 4, 2009.
(3)	Elected as a director of the Corporation on June 24, 2011.
(4)	Compensation for Mr. Cottman, CEO and a director of the Corporation and Dr. Hagen, President and a director of the Corporation during the Corporation’s financial year ended December 31, 2012, has been previously provided under “Summary Compensation”.
(5)	All options were terminated in July 2012.

Incentive Plan Awards – Value Vested or Earned During the Year

The following table sets forth information in respect of the value vested or earned during Nimin’s financial year ended December 31, 2012, of option-based awards, share-based awards and non-equity incentive plan compensation for directors of the Corporation.

Value Vested or Earned of Incentive Plan Awards

during the Financial Year Ended December 31, 2012

Name(3)	Option-based awards – Value vested during the year ($)	Share-based awards – Value vested during the year ($)	Non-equity incentive plan compensation – Value earned during the year ($)
Brian E. Bayley(1)	Nil	Nil	Nil
W. A. (Alf) Peneycad(1)	Nil	Nil	Nil
Robert L. Redfearn(1)	Nil	Nil	Nil
William Gumma(2)	Nil	Nil	Nil

Notes:

(1)	Appointed director of the Corporation on September 4, 2009.
(2)	Elected as a director of the Corporation on June 24, 2011.
(3)	Compensation for Mr. Cottman, CEO and a director of the Corporation and Dr. Hagen, formerly a President and a director of the Corporation during the Corporation’s financial year ended December 31, 2012, has been previously provided under “Summary Compensation”.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as at December 31, 2012, with respect to the Corporation’s compensation plans under which equity securities of the Corporation are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by securityholders	Nil	Nil	Nil
Equity compensation plans not approved by securityholders	Nil	Nil	Nil
Total	Nil	Nil	Nil

Stock Option Plan

The incentive stock option plan of the Corporation has been terminated in connection with the Winding Up following the Sale of Assets. All of the outstanding incentive stock options of the Corporation were cancelled in 2012.

Indebtedness of Directors and Executive Officers

The aggregate indebtedness to the Corporation of all officers, directors, employees and any former officers, directors and employees of the Corporation outstanding as at December 31, 2012, was zero.

Financial Instruments

The Corporation does not have a policy that would prohibit a Named Executive Officer or director from purchasing financial instruments, including prepaid variable forward contracts, equity swaps, collars or units of exchange funds, that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by the Named Executive Officer or director. However, management is not aware of any Named Executive Officer or director purchasing such an instrument.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

General

The Board recognizes that effective corporate governance is an essential element for the effective and efficient operation of the Corporation. The Corporation strives to ensure that its corporate governance policies and practices provide for effective stewardship of the Corporation. The Corporation’s corporate governance practices are the responsibility of the Board and the Board has delegated certain responsibilities to develop and monitor the Corporations’ corporate governance practices to the Corporate Governance Committee.

This Statement of Corporate Governance Practices sets out the Board’s corporate governance practices in pursuant to National Instrument 58-101 - Disclosure of Corporate Governance Practices (“NI 58-101”) and National Policy 58-201 - Corporate Governance Guidelines (“NP 58-201”). The Corporation’s corporate governance practices are generally consistent with the practices and guidelines set out in NI 58-101 and NP 58-201.

Board of Directors

The Board, which is responsible for supervising the management of the business and affairs of the Corporation, is currently comprised of five (5) directors. The majority of the members of the Board are independent within the meaning of NI 58-101, other than Clarence Cottman III, the Chairman of the Board and the Chief Executive Officer of the Corporation.

The Board facilitates its exercise of independent supervision over management by ensuring that a majority of directors qualify as independent directors pursuant to NI 58-101 and by establishing committees which are comprised of a majority of independent directors and in the case of the Audit Committee, is comprised entirely of independent directors.

The following table sets forth the directors of the Corporation who are presently directors of other reporting issuers (or equivalent).

Name of Director	Name of Other Issuers
Brian E. Bayley	Kramer Capital Corp. Bearing Resources Ltd. Cypress Hills Resource Corp. Esperanza Silver Corporation Eurasian Minerals Inc.

Kirkland Lake Gold Inc. American Vandium Corp. TransAtlantic Petroleum Corp.
W.A.(Alf) Peneycad	Parex Resources Inc. Canadian Wireless Trust R Split III Corp.

If required, independent directors meet without members of management present during the course of each regularly scheduled Board meeting, but, in any case, not less than four times per year.

As noted above, the Chair of the Board (“Chair”) is not an independent director. While the Board has no formal procedures in place to provide leadership to its independent directors, the Chair ensures that the independent directors have appropriate opportunities to discuss issues at each Board meeting, question executive officers, management and others regarding any and all matters of importance to the Board and the Corporation.

During the most recently completed financial year, there were five board meetings held, of which Mr. Hagen was unable to attend one meeting and Mr. Redfearn was unable to attend two meetings (and therefore attended fewer than 75% of the Board meetings held during 2012). The rest of the board members were present at all five meetings.

Board Mandate

The mandate for the Board provide that the Board is responsible for the stewardship of the Corporation, supervising the management of the business and affairs of the Corporation and to provide leadership to the Corporation consistent with the Board’s responsibility to the shareholders to maximize shareholder value. The mandate of the Board is appended hereto as Exhibit 1.

Position Descriptions and Committees

The Board has developed written position descriptions for the Chair, the Chairman of the respective Board committees and the Chief Executive Officer.

The Chief Executive Officer is responsible to provide executive leadership and management of the Corporation’s day to day operation subject to the Board’s stewardship. The Chief Executive Officer is responsible to lead and manage the Corporation within parameters established by the Board and relevant committees of the Board. The Chief Executive Officer also develops and recommends strategic plans to the Board and updates the Board regarding the Corporation’s progress in reaching goals and the strategic plan. Additionally, the Chief Executive Officer is responsible for financial leadership including the proposal of capital commitment and expenditure budgets for approval by the Board, develop operating forecasts and authorize the commitment of funds and resources to carry out the business as approved by the Board. The Chief Executive Officer is also responsible to provide administrative, governance and public leadership including, among other things, to develop and maintain an effective organizational structure, establish clear responsibilities within the organizational structure, ensure the Corporation and the executive officers are practicing ethical and efficient decision making and to act as the principal spokesperson for the Corporation.

The Chair of the Board is Clarence Cottman III. The role of the Chair is to provide leadership to the directors, manage the affairs of the Board and ensure that the Board is organized properly, functions effectively and meets its obligations and responsibilities. The Chair presides at each meeting of the Board and is responsible for coordinating with management and the Corporate Secretary to ensure that documents are delivered to directors in sufficient time in advance of Board meetings for a thorough review, that matters are properly presented for the Board’s consideration at meetings, and that the Board has an appropriate opportunity to discuss issues at each meeting. The Chair is responsible for communicating with each Board member, ensuring that each director has the opportunity to be heard, that each director is accountable to the Board, and that the Board and each Committee is discharging its duties.

During the fiscal year ended December 31, 2012, the Board had four standing committees (the “Committees”), the majority of which were composed of independent directors. The Board has delegated certain responsibilities to each of its Committees, and they report to and make recommendations to the Board on a regular basis.

Board of Leadership

Clarence Cottman III serves as the Chairman and Chief Executive Officer of NiMin. The Board has not deemed it necessary to separate the positions of Chairman and Chief Executive Officer or name a lead independent director because the Board values Mr. Cottman’s business acumen, industry knowledge, ethics and leadership as Chairman and because NiMin’s independent directors under its existing board leadership structure have been diligent in their oversight responsibility with respect to management. This oversight includes actively advising and providing direction to management, reviewing and approving management’s strategic plans and business objectives, and overseeing NiMin’s financial performance and compliance with legal and regulatory obligations. Additionally, the independent directors meet, from time to time as they deem appropriate, without management in attendance at both the Board and committee levels.

The Board has established the following Board Committees comprised of the members and chaired by the individuals set out in the following table.

Committee	Members	Independent
Audit Committee	Brian E. Bayley, Chair W.A. (Alf) Peneycad Robert L. Redfearn	Yes Yes Yes
Compensation Committee	Robert L. Redfearn, Chair Brian E. Bayley W.A. (Alf) Peneycad	Yes Yes Yes
Corporate Governance Committee	W.A. (Alf) Peneycad, Chair Brian E. Bayley Clarence Cottman III	Yes Yes No
Reserve Committee	W.A. (Alf) Peneycad Robert L. Redfearn William Gumma	Yes Yes Yes

The Audit Committee

The Audit Committee is a committee of the Board established for the purpose of overseeing the accounting and financial reporting process of the Corporation and annual external audits of the consolidated financial statements. The Audit Committee held six meetings during 2012.

Audit Committee’s Charter

The Audit Committee has set out, in a written policy, its responsibilities and composition requirements in fulfilling its oversight in relation to the Corporation’s internal accounting standards and practices, financial information, accounting systems and procedures. The Audit Committee charter is provided in Appendix “A” attached hereto.

Composition of the Audit Committee

The Audit Committee consists of Brian E. Bayley (Chair), W. A. (Alf) Peneycad, and Robert L. Redfearn. All members of the Audit Committee have been determined to be independent and all members are considered to be financially literate. A member of an Audit Committee is independent if the member has no direct or indirect material relationship with the Corporation which could, in the view of the Board, reasonably interfere with the exercise of a member’s independent judgment. An individual is financially literate if he/she has the ability to read and understand a set of financial statements that present a breadth of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Corporation’s financial statements. Mr. Bayley is considered to be the Audit Committee Financial Expert within the meaning of the SEC rules and regulations.

Relevant Education and Experience of Audit Committee Members

Brian E. Bayley

Brian E. Bayley holds an MBA from Queen’s University. Mr. Bayley is currently a director and Resource Lending Advisor for Sprott Resource Lending Corp. (formerly Quest Capital Corp.), a TSX and NYSE Amex listed resource lending corporation. Prior thereto, Mr. Bayley also held the following positions with Quest Capital Corp.: President and CEO from May 2009 to September 2010; Co-Chairman from January 2008 to May 2009; President from July 2003 to January 2008; and CEO from July 2003 to March 2008. Mr. Bayley has been the President and a director of Ionic Management Corp., a private management company, since December 1996. He has also served as a director and/or officer of numerous other public companies.

W. A. (Alf) Peneycad

Alfred Peneycad is a graduate of Queen’s University Law School and is currently Of Counsel to Norton Rose Canada. He also serves as a director of several public companies, including Parex Resources Inc., a Calgary based oil and gas company with operations in Colombia and Trinidad & Tobago. Mr. Peneycad recently retired from Petro-Canada where he served as Vice-President, General Counsel and Chief Compliance Officer. Mr. Peneycad spent twenty-eight (28) years at Petro-Canada and while there, played a lead role in the acquisition of several major companies in Canada, the U.S. and internationally.

Robert L. Redfearn

Robert L. Redfearn is a graduate of Tulane University (B.B.A., J.D.), specializing in oil and gas related law. Prior to joining Deutsch, Kerrigan and Stiles, a New Orleans based law firm, where his practice centered around the oil and gas industry and included representation of clients in mergers of businesses and acquisitions of oil and gas properties, financings, complex litigation and arbitrations related to oil and gas, environmental concerns, and banking and securities, Mr. Redfearn was employed in the legal department of Humble Oil & Refining Company (now Exxon Corporation). In 1979, Mr. Redfearn became a founding partner of Simon, Peragine, Smith & Redfearn, L.L.P., where he continues his representation of clients as reflected above.

Reliance on the Exemption in subsection 3.3(2) or Section 3.6

At no time since the commencement of the Corporation’s most recently completed financial year has the Corporation relied on the exemptions in subsection 3.3(2) or Section 3.6 of National Instrument 52-110 – Audit Committees (“NI 52-110”)

Reliance on Section 3.8

At no time since commencement of the Corporation’s most recently completed financial year has the Corporation relied on Section 3.8 of NI 52-110.

Audit Committee Oversight

At no time since the commencement of the Corporation’s most recently completed financial year was a recommendation of the Audit Committee to nominate or compensate an external auditor not adopted by the Board.

Pre-Approval Policies and Procedures

The Audit Committee approves the engagement terms for all audit and non-audit services to be provided by the Corporation’s accountants before such services are provided to the Corporation or any of its subsidiaries.

The Audit Committee approved one hundred percent (100%) of the services provided to the Corporation and its subsidiaries described in “External Auditor Service Fees (By Category)” below.

External Auditor Service Fees (By Category)

The following table discloses the fees billed to the Corporation by its external auditor during the last two (2) financial years:

Financial Year Ended	Audit Fees(1) ($)	Audited Related Fees(2) ($)	Tax Fees(3) ($)	All Other Fees(4) ($)
2012	475,500	—	155,356	—
2011	511,236	—	33,902	—

Notes:

(1)	Total Audit Fees for the financial year ended 2012 were $475,500 which included liquidation accounting fees related to the dissolution of the Corporation. Total Audit Fees for the financial year ended 2011 included $13,326 related to audit services performed in connection with the 2011 Private Placement.
(2)	The aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements and are not disclosed in the “Audit Fees” column.
(3)	The aggregate fees billed for tax compliance, tax advice and tax planning services.
(4)	The aggregate fees billed for professional services other than those listed in the other three (3) columns.

Reliance on certain exemptions

During the most recently completed financial year, the Corporation has not relied on the exemptions in Section 2.4, 3.2, 3.4 and 3.5 or an exemption from NI 52-110.

Audit Committee Report

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2012, with management and with KPMG LLP, the Corporation’s independent accountants. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee received from KPMG LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence from the Corporation.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the year ended December 31, 2012, be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC.

Submitted by the Audit Committee of the Board

Brian E. Bayley (Chair)

W. A. (Alf) Peneycad

Robert L. Redfearn

The Corporate Governance Committee

The Corporate Governance Committee is responsible for and make recommendations to the Board concerning the overall governance of the Corporation and assist the Board in the discharge of the Board’s duties with respect to the adopting and compliance with the Code of Business Conduct and Ethics, mandates, position descriptions and all other governance polices of the Corporation. Included in its mandate is the responsibility to develop the Corporation’s approach to governance issues, set corporate governance guidelines for the Board and assume responsibility for administration of the Corporation’s response to those guidelines for determination of conflicts of interest. The Corporate Governance Committee held no meetings during 2012. The corporate governance matters of the Corporation were addressed by the entire board to ensure that matters of corporate governance were addressed where necessary.

The Compensation Committee

The Compensation Committee is responsible for determining the overall compensation strategy of the Corporation and administering the Corporation’s executive compensation program. As part of its mandate, the Compensation Committee approves the appointment and remuneration of the Corporation’s executive officers, including the Corporation’s Named Executive Officers identified in the Summary Compensation Table. The Compensation Committee is also responsible for reviewing the Corporation’s compensation policies and guidelines generally. The Compensation Committee held two meetings during 2012.

The Reserves Committee

The Reserves Committee is responsible for assisting the Board in the discharge of the Board’s duties with respect to complying with the requirements of National Instrument 51-101—Standards of Disclosure for Oil and Gas Activities (“NI 51-101”). Included in its mandate is the responsibility to review the appointment of the independent evaluator under NI 51-101 and to review all disclosure by or on behalf of the Corporation to ensure compliance with NI 51-101.

Except as set forth herein, there are no other standing Committees of the board of directors.

Director Orientation and Continuing Education

Upon appointment, new directors are provided with a copy of an orientation package which includes information regarding the nature and operation of the Corporation’s business and organizational structure as well as mandates of the Board and each Committee of the Board and the Corporation’s policies related to disclosure and communication, insider trading and reporting. The orientation process also includes discussions with the Chair of the Board, the Chief Executive Officer, the President and senior management with respect to the business and operations of the Corporation. Meetings of the Board are sometimes held at the Corporation’s facilities or by conference call, and are combined with presentations by management to give the directors additional insight regarding the Corporation. In addition, management makes itself available throughout the year for discussion with all members of the Board.

No formal continuing education program exists for directors although the Corporation encourages directors to attend continuing education seminars to ensure that each director maintains the skills and knowledge necessary to meet his obligations as a director.

Ethical Business Conduct

In order to encourage and promote a culture of ethical business conduct, the Board has adopted a specific mandate relating to matters concerning duties and responsibilities of members of the Board and general legal obligations.

The Board of Directors has also adopted a Code of Business Conduct and Ethics (“Code of Conduct”) applicable to directors, officers, employees and consultants of the Corporation. A copy of the Code of Conduct is provided to each of the above persons. A copy of the Code of Conduct can be found on www.sedar.com.

The Board has delegated to management the day-to-day responsibility for monitoring compliance with the Code of Conduct The Corporate Governance Committee reviews conflicts of interest and departures from the Code of Conduct, conducts investigations and makes recommendations to the Board regarding such conflicts and departures. In cases where a director or officer has a material interest in a transaction or agreement being considered by the Board, this director or officer may not participate in any Board discussion on the subject, nor may he vote on resolutions pertaining to this subject matter.

The Corporate Governance Committee is also responsible for taking reasonable steps to ensure that the Board, the Committees, respective chairman’s thereof and executive officers are acting, in the discharge of their duties, acting ethically and in accordance with the requirements and spirit of the corporate governance mandate and related documents and foster a culture of integrity throughout the Corporation.

In addition thereto, the Corporation has adopted a disclosure policy to ensure the communications to the investing public about the Corporation are timely, factual and accurate and broadly disseminate in accordance with applicable legal and regulatory requirements, and an insider trading and reporting policy in order to summarize the insider trading restrictions to which directors, officers, consultants and employees of the Corporation are under applicable securities legislation, and to provide a policy governing investments in the Corporation shares and the reporting thereof which is consistent with applicable legislation and the goals of the Corporation and a whistleblower protection policy with respect to the reporting of violation of accounting and auditing irregularities, ethics violations or other violations.

Furthermore the Board considers that fiduciary duties placed on individual directors pursuant to corporate legislation and common law, and the conflict of interest provisions under corporate legislation which restricts an individual director’s participation in decisions of the Board in which the director has an interest, also ensure that the Board operates independently of management and in the best interests of shareholders.

Nomination of Directors

The Board, acting as a whole, is responsible for proposing new nominees to the Board and for assessing the performance of directors on an ongoing basis. Factors considered for nominees include an appropriate mix of skills, knowledge and experience in business and a history of achievement. Directors are required to have available time to devote to the duties of the Board. The majority of directors comprising the Board must qualify as independent directors. The Board has not appointed a nominating committee to assess the effectiveness of the Board as a whole, the Committees and the contribution of individual directors, provided however, from time to time the Chairman of the Board surveys the Board to provide feedback on the effectiveness of the Board, following which the Chairman recommends changes to enhance the performance of the Board based on the survey feedback. The Board also reviews the composition and size of the Board and tenure of directors in advance of annual general meetings when directors are most commonly elected by the Corporation’s shareholders, as well as when individual directors indicate that their terms may end or that their status may change. The Board takes into account the number of directors required to carry out the duties of the Board effectively, and to maintain a diversity of view and experience.

Compensation

The Compensation Committee, comprised solely of independent directors, is responsible for providing recommendations to the Board in respect of (i) compensation policies for senior management and directors of the Corporation, (ii) human resource policies and practices and (iii) incentive and perquisite plans. The Compensation Committee has the ability to engage independent advisors in order to fulfill its mandate. The Corporation’s compensation package is comprised primarily of salary, cash incentive bonuses and the ability to participate in the Option Plan. See the description following the heading “Executive Compensation—Compensation Discussion and Analysis”.

Assessment of Directors

The process of assessing Board effectiveness is carried out through an informal process of engagement and dialogue between the Chair and the individual directors. Also the Board monitors the adequacy of information given to directors, the communications between the Board and management and the strategic direction and processes of the Board and its Committees in order to satisfy itself that the Board, its Committees and its individual directors are performing effectively. A formal assessment process may be considered if the size of the Board is expanded.

INTERESTS OF CERTAIN PERSONS AND COMPANIES IN MATTERS TO BE ACTED UPON

Other than as set forth herein, the Corporation is not aware of any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, of any director, executive officer, proposed nominee for election as a director or any associate or affiliate of any of the foregoing in any matter, other than the election of directors or the appointment of auditors, to be acted upon at the Meeting.

INTERESTS OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Other than as set forth herein, the Corporation is not aware of any material interest, direct or indirect, of any “informed person” of the Corporation, any proposed director of the Corporation or any associate or affiliate of any of the foregoing in any transaction since the commencement of the Corporation’s most recently completed financial year or in any proposed transaction which has materially affected or would materially affect the Corporation or any of its subsidiaries.

For the purposes of the above, “informed person” means: (a) a director or executive officer of the Corporation; (b) a director or executive officer of a company that is itself an informed person or subsidiary of the Corporation; (c) any person or company who beneficially owns, directly or indirectly, voting securities of the Corporation or who exercises control or direction over voting securities of the Corporation or a combination of both carrying more than 10% of the voting rights attached to all outstanding voting securities of the Corporation other than voting securities held by the person or company as underwriter in the course of a distribution; and (d) the Corporation after having purchased, redeemed or otherwise acquired any of its securities, for so long as it holds any of its securities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR

INDEPENDENCE

Each director and officer who has a material interest of any kind in any existing or proposed transaction or agreement with the Corporation is required to abide by the disclosure requirements set out in Section 120 of the “Business Corporations Act (Alberta) (“ABCA”)”, and must comply with the steps set out in the Corporation’s Code of Conduct, including: (a) disclosing the nature and extent of his or her interest to the Board at the meeting at which a proposed contract or transaction in which the director or officer has an interest is first considered or at the first meeting after the director or officer becomes interested; (b) upon the request of the Board upon it being advised of the conflict, excusing him or herself from all Board or Committee deliberations in respect of the existing or proposed transaction or agreement; (c) abstaining from voting in respect of the existing or proposed transaction or agreement in which the director or officer has a material interest; and (d) abiding by all of the requirements set out in section 120 of the ABCA.

Furthermore, directors, officers, management and employees of the Corporation are not permitted to take steps contrary to the best interests of the Corporation and each member of management and employees shall conduct their business affairs in a manner that ensures their private or personal interests do not conflict with the interests of the Corporation, including conflicts relating to personal, financial or other gain. Prior to acknowledging compliance with the Corporation’s Code of Conduct, and at any time when a conflict arises, directors, officers, management and employees are required to report in writing their existing or potential conflicts of interest to the Chairman of the Corporate Governance Committee.

For the year ended December 31, 2012, 2011 and 2010 there were related party legal fee transactions. For the year ended December 31, 2009, the Corporation entered into a credit agreement with a private lending company (the “PLC”) in which Brian E. Bayley, a director of the Corporation, is the President of the PLC. The transaction was recorded at the amount negotiated and agreed to (the “Short-term Debt”) by the two (2) parties. On June 30, 2010, the Corporation paid in full the interest and principal outstanding on the Short-term Debt.

Management, with the assistance of advisors, sought potential purchasers of the beneficial interests of the Legacy Energy Liquidating Trust, a Delaware statutory trust established to provide for the transfer of certain assets of Legacy in order to satisfy any future unknown claims against Legacy following its dissolution and liquidation (the “Liquidating Trust”), the patents for the CMD process for heavy oil extraction and the right to an existing overriding royalty on non-producing properties (“Remaining Assets’). Ultimately management and its advisors concluded that the could not find an arm’s length purchaser for the Remaining Assets. Management and the Board considered the requirements of the dissolution of NiMin and management introduced a proposed non-arm’s length purchaser for the Remaining Assets. Pacific Oil and Gas LLC is a private company owned by Clancy Cottman and Bill Gumma, two directors of the Company. The Board discussed the attributes of this potential purchase and sale. The Independent members of the Board confirmed with management that the terms of the purchase and sale and the assets/liabilities to be placed within the Liquidating Trust and the Remaining Assets were the same as had been presented to arm’s length potential purchasers. Management also confirmed that no additional benefits would accrue to the non-arm’s length purchaser that had not been made available to other potential purchasers. The Corporation agreed to sell the Remaining Assets to Pacific Oil and Gas LLC for aggregate proceeds of $1,000.

In addition thereto, the Corporation has adopted a disclosure policy to ensure the communications to the investing public about the Corporation are timely, factual and accurate and broadly disseminate in accordance with applicable legal and regulatory requirements, and an insider trading and reporting policy in order to summarize the insider trading restrictions to which directors, officers, consultants and employees of the Corporation are under applicable securities legislation, and to provide a policy governing investments in the Corporation shares and the reporting thereof which is consistent with applicable legislation and the goals of the Corporation and a whistleblower protection policy with respect to the reporting of violation of accounting and auditing irregularities, ethics violations or other violations.

Furthermore the Board considers that fiduciary duties placed on individual directors pursuant to corporate legislation and common law, and the conflict of interest provisions under corporate legislation which restricts an individual director’s participation in decisions of the Board in which the director has an interest, also ensure that the Board operates independently of management and in the best interests of shareholders.

PARTICULARS OF MATTERS TO BE ACTED UPON

To the knowledge of the Board of the Corporation, the only matters to be brought before the Meeting are those matters set forth in the accompanying Notice of Meeting.

Presentation of Financial Statements

The Board has approved the consolidated audited financial statements of the Corporation for the financial year ended December 31, 2012, and management’s discussion and analysis (“MD&A”) in respect thereof which will be presented to the Meeting.

Fixing the Number of Directors

At the Meeting, it will be proposed that five directors be elected to hold office for the next ensuing year, subject to the provisions of the articles of the Corporation relating to subsequent appointments by the Board. Management therefore intends to place before the Meeting, for approval, with or without modification, a resolution fixing the number of directors to be elected until the next annual meeting of shareholders, subject to the articles of the Corporation relating to subsequent appointments by the Board, at five members. Unless otherwise directed, the persons named in the enclosed form of proxy, if named as proxy, intend to vote proxies in favour of the ordinary resolution fixing the number of directors to be elected at five.

Election of Directors

For this forthcoming year, it is proposed that the board of directors shall consist of five members. Management therefore intends to place before the Meeting, for approval, with or without modification, a resolution fixing the board of directors at five members for the next ensuing year. It is the intention of the management designees, if named as proxy, to vote for the election of the following persons to the board of directors. Each director elected will hold office until the next annual meeting of shareholders or until his successor is duly elected, unless his office is earlier vacated in accordance with the By-Laws of the Corporation.

The following table sets forth the name of each of the persons proposed to be nominated for election as a director, all positions and offices in the Corporation presently held by him, his municipality of residence, his principal occupation at the present and during the preceding five years, the period during which he has served as a director, and the number of voting Common Shares of the Corporation that he has advised are beneficially owned by him or over which control or direction is exercised, directly or indirectly, as of the date hereof.

Name and Province/Country of Residence	Principal Occupation for Past Five Years	Office Held	Year became a Director	Voting Shares Beneficially Owned or Controlled as at the date hereof(1)
Clarence Cottman III(2) Colorado, USA	Chief Executive Officer and Chairman of the Corporation. Prior thereto President of Legacy since inception in October 2005.	Chief Executive Officer and Director	September 4, 2009	2,153,400
Brian E. Bayley(2)(4)(5) British Columbia, Canada	President of Ionic Management Corp. a private management company since December 1996. Previously, Resource Lending Advisor and Director of Sprott Resource Lending Corp. from September 2010 to July 2013; President and Chief Executive Officer of Quest Capital Corp. (“Quest”) from May 2009 to September 2010; Co-Chairman of Quest from January 2008 to May 2009; Chief Executive Officer of Quest from June 2003 to March 2008; and President of Quest from June 2003 to January 2008. Also a director of several other public companies.	Director	September 4, 2009	155,000
W.A. (Alf) Peneycad (2)(3)(4)(5) Alberta, Canada	Lawyer and since September 1, 2006, Counsel to MacLeod Dixon LLP. From February 1983 to September 1, 2006, employed by Petro-Canada in various capacities, including as Vice-President, General Counsel and Chief Compliance Officer.	Director	September 4, 2009	130,000
Robert L. Redfearn(3)(4)(5) Louisiana, USA	Founding partner and practicing lawyer at Simon, Peragine, Smith & Redfearn, LLP, since 1979.	Director	September 4, 2009	173,000
William Gumma(3) California, USA	Private investor and Managing Director of Chisholm Partners, LLC since July 2010. Former President of PetroFalcon Corporation from June 2003 until September 2009. Vice-President of Pacific Falcon LLC from June 2003 until September 2009. Consultant to Centennial Partners from September 1996 until December 2009.	Director	June 24, 2011	67,150

Notes:

(1)	The Common Shares beneficially owned, directly or indirectly, or over which control or direction is exercised, as at the date hereof, based upon information furnished to the Corporation by the above individuals. The information above does not include stock options convertible into Common Shares.

(2)	Member of Corporate Governance Committee.
(3)	Member of Reserve Committee.
(4)	Member of Compensation Committee.
(5)	Member of Audit Committee.

Corporate Cease Trade Order or Bankruptcies

To the best of the Corporation’s knowledge, none of those persons who are proposed directors of the Corporation is, or has been within the past ten years, a director, chief executive officer or chief financial officer of any company, including the Corporation, that while such person was acting in that capacity, was the subject of a cease trade or similar order or an order that denied the company access to any exemption under securities legislation, for a period of more than 30 consecutive days, or after such persons ceased to be a director, chief executive officer or chief financial officer of the company, was the subject of a cease trade or similar order or an order that denied the company access to any exemption under securities legislation, for a period of more than 30 consecutive days, which resulted from an event that occurred while acting in such capacity, except as noted below.

Brian E. Bayley was a director of American Natural Energy Corp. (“American”) from June 2001 until November 2010. In June 2003, each of the l’Autorité des marchés financiers (the “AMF”), the British Columbia Securities Commission (“BCSC”) and the Manitoba Securities Commission (the “MSC”) issued cease trade orders against American for its failure to file financial statements within the prescribed times. The cease trade orders were rescinded in August and September 2003. Subsequently, during the period between May 2007 and March 2008, each of the BCSC, the OSC, the ASC and AMF issued cease trade orders against American for failure to file its financial statements within the prescribed times. The cease trade orders were rescinded in October 2008.

In addition, to the best of the Corporation’s knowledge, none of those persons who are proposed directors of the Corporation is, or has been within the past ten years, a director or executive officer of any company, including the Corporation, that, while such person was acting in that capacity, or within a year of that person ceasing to act in that capacity became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

To the best of the Corporation’s knowledge, none of the persons who are proposed directors of the Corporation have, within the past ten years made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold his assets.

Penalties or Sanctions

Except as set forth below and to the best of the Corporation’s knowledge, none of those persons who are proposed directors of the Corporation have been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement with a securities regulatory authority or been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable shareholder in deciding whether to vote for a proposed director.

Brian E. Bayley was a director of PetroFalcon Corporation (now Etrion Corporation) (“PetroFalcon”) from November 2001 to June 2008. On February 27, 2002, the BCSC issued an order regarding a private placement (the “PetroFalcon Private Placement”) of PetroFalcon to Quest Ventures Ltd. (“Quest Ventures”), a private company in which Brian E. Bayley was a director. The BCSC considered it to be in the public interest to remove the applicability of certain exemptions from the prospectus and registration requirements of the Securities Act (British Columbia) for PetroFalcon until the matter could be placed before the shareholders of PetroFalcon. In addition, the BCSC removed the applicability of the same exemptions for Quest Ventures in respect of the PetroFalcon common shares received pursuant to the PetroFalcon Private Placement. Approval of the shareholders of PetroFalcon was received on May 23, 2002 and the BCSC reinstated the applicability of the exemptions from the prospectus and registration requirements for both PetroFalcon and Quest Ventures shortly thereafter.

Non-binding Advisory Vote on Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, required that the Corporation provide Shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of the Named Executive Officers as disclosed in the Circular in accordance with the compensation disclosure rules of the SEC. This proposal is commonly referred to as a “say-on-pay” vote.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of the Named Executive Officers, as described in the Circular in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Corporation, the Board or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering the Corporation’s executive compensation program, values the opinions expressed by Shareholders and will consider the outcome of the vote in this proposal when making future decisions about the Corporation’s executive compensation program. Accordingly, Shareholders are asked to vote on the following resolution:

“BE IT RESOLVED as an advisory, non-binding resolution of the shareholders of NiMin Energy Corp. (the “Corporation”) that the compensation paid to the Corporation’s Named Executive Officers (as defined under the Corporation’s management information circular dated August 16, 2013 (the “Circular”)), as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section, compensation tables and narrative discussion contained in the Circular, is hereby approved.”

The Board recommends a vote in favour of the non-binding advisory resolution approving the Corporation’s executive compensation program.

It is the intention of the Management Designees named in the accompanying form of proxy to vote for the non-binding advisory vote on executive compensation unless a Shareholder has specified in its proxy that its Common Shares are to be voted against the foregoing resolution.

Appointment of Auditors

Unless such authority is withheld, the management designees, if named as proxy, intend to vote the Common Shares represented by any such proxy for the re-appointment of KPMG LLP as auditors of the Corporation for the next ensuing year, at a remuneration to be fixed by the Board. KPMG LLP has been the auditor of the Corporation from October 1, 2009 to present.

OTHER MATTERS TO BE ACTED UPON

Management knows of no matters to come before the Meeting other than the matters referred to in the Notice of Meeting. However, if any other matters properly come before the Meeting, the accompanying proxy will be voted on such matters in the best judgment of the person or persons voting the proxy.

GENERAL

Unless otherwise directed, it is management’s intention to vote proxies in favour of the resolutions set forth herein. All ordinary resolutions require, for the passing of same, a simple majority of the votes cast at the Meeting by the holders of Common Shares.

All references to shareholders in this Circular and the accompanying instrument of proxy and Notice of Meeting are to registered shareholders unless specifically stated otherwise.

In this Circular, unless otherwise noted, all dollar amounts are expressed in United States dollars and Cdn$ means Canadian dollars.

ADDITIONAL INFORMATION

Additional information relating to the Corporation is filed on SEDAR at www.sedar.com and with the SEC at www.sec.gov. Additional financial information is provided in the Corporation’s comparative financial statements and MD&A for the year ended December 31, 2012.

Copies of the Corporation’s consolidated audited financial statements, MD&A and Annual Information Form may be obtained upon request from the Chief Financial Officer of the Corporation at the 1160 Eugenia Place, Suite 100, Carpinteria, California 93013, telephone (805) 566-2900, facsimile (805) 566-2917.

APPENDIX “A”

AUDIT COMMITTEE CHARTER

NIMIN ENERGY CORP. (the “Corporation”)

AUDIT COMMITTEE MANDATE

OF THE BOARD OF DIRECTORS (the “Board”)

Purpose

1.	The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to shareholders of the Corporation and others, the systems of corporate financial controls which management and the Board have established and the audit process. More specifically the purpose of the Audit Committee is to satisfy itself that:

(a)	The Corporation’s annual financial statements are fairly presented in accordance with generally accepted accounting principles and to recommend to the Board whether the annual financial statements should be approved.

(b)	The information contained in the Corporation’s quarterly financial statements, annual report to shareholders and other financial publications, such as management’s discussion and analysis, is complete and accurate in all material respects and to approve these materials.

(c)	The Corporation has appropriate systems of internal control over the safeguarding of assets and financial reporting to ensure compliance with legal and regulatory requirements.

(d)	The internal and external audit functions have been effectively carried out and that any matter which the internal or the independent auditors wish to bring to the attention of the Board has been addressed. The Audit Committee will also recommend to the Board the re-appointment or appointment of auditors and their remuneration.

Composition and Process

2.	Following each annual meeting of shareholders of the Corporation, the Board shall appoint not less than three directors to serve on the Audit Committee, each of whom shall:

(a)	be independent as that term is defined in then current laws applicable to the Corporation; and

(b)	be financially literate as such term is defined in then current laws applicable to the Corporation.

3.	The Chairman of the Audit Committee shall be appointed by the Board, or if it does not do so, the members of the Audit Committee may elect a Chairman by vote of a majority of the full Audit Committee membership and the Chairman of the Audit Committee shall be independent as that term is defined in then current laws applicable to the Corporation.

4.	Any member of the Audit Committee may be removed or replaced at any time by the Board and shall cease to be a member upon ceasing to be a director of the Corporation. Each member of the Audit Committee shall hold office until the close of the next annual meeting of shareholders of the Corporation or until the member resigns or is replaced, whichever first occurs.

5.	The Audit Committee will meet at least four times per year. The meetings will be scheduled to permit timely review of the interim and annual financial statements. Additional meetings may be held as deemed necessary by the Chairman of the Audit Committee or as requested by any member of the Audit Committee or by the internal or external auditors.

6.	If all members consent, and proper notice has been given or waived, a member or members of the Audit Committee may participate in a meeting of the Audit Committee by means of such telephonic, electronic or other communication facilities as permit all persons participating in the meeting to communicate adequately with each other, and a member participating in such a meeting by any such means is deemed to be present at that meeting.

7.	The Chairman of the Audit Committee will, in consultation with management, the members of the Audit Committee and the internal and external auditors, determine the schedule, time and place of meetings, establish the agenda for the meetings and ensure that properly prepared agenda materials are circulated to the members and other attendees with sufficient time for study prior to the meeting.

8.	A quorum for the transaction of business at all meetings of the Audit Committee shall be a majority of the members of the Audit Committee. Questions arising at any meeting shall be determined by a majority of votes of the members of the Audit Committee present.

9.	The Audit Committee may invite such directors, officers and employees of the Corporation as it may see fit from time to time to attend meetings of the Audit Committee and assist in the discussion and consideration of the business of the Audit Committee, but without voting rights.

10.	The Audit Committee shall keep regular minutes of proceedings and shall cause them to be recorded in books kept for that purpose, and shall report the same to the Board at such times as the Board may, from time to time, require.

11.	Supporting schedules and information reviewed by the Audit Committee will be available for examination by any director upon request to the Secretary of the Audit Committee.

12.	The Audit Committee shall choose as its secretary such person as it deems appropriate.

13.	The internal and external auditors shall be given notice of, on a yearly basis and have the right to appear before and to be heard at, the four regularly scheduled meetings of the Audit Committee, one to be held each quarter, and shall appear before the Audit Committee when requested to do so by the Audit Committee.

Duties and Responsibilities

14.	Subject to the powers and duties of the Board, the Board hereby delegates to the Audit Committee the following powers and duties to be performed by the Audit Committee on behalf of and for the Board:

(a)	Financial Reporting Control Systems

The Audit Committee shall:

(i)	review reports from senior officers of the Corporation outlining any significant changes in financial risks facing the Corporation;

(ii)	review the management letter of the external auditors and the Corporation’s responses to suggestions made;

(iii)	annually review the Audit Committee Mandate;

(iv)	review any new appointments to senior positions of the Corporation with financial reporting responsibilities; and

(v)	discuss with the external auditors the overall control environment and the adequacy of accounting system controls.

(b)	Interim Financial Statements

The Audit Committee shall:

(i)	review interim financial statements with officers of the Corporation and provide to the Board a recommendation as to whether the interim financial statements should be approved; this will include a detailed review of quarterly and year-to-date results;

(ii)	review and provide to the Board a recommendation approving any narrative comment accompanying interim financial statements; and

(iii)	review and provide to the Board a recommendation regarding approval of any interim earnings press release before it is publicly disclosed.

(c)	Annual Financial Statements and Other Financial Information

The Audit Committee shall:

(i)	review any changes in accounting policies or financial reporting requirements that may affect the current year’s financial statements;

(ii)	obtain summaries of significant transactions, and other potentially difficult matters whose treatment in the annual financial statements merits advance consideration;

(iii)	obtain draft annual financial statements in advance of the Audit Committee meeting and assess, on a preliminary basis, the reasonableness of the financial statements in light of the analyses provided by officers of the Corporation;

(iv)	review a summary provided by the Corporation’s legal counsel of the status of any material pending or threatened litigation, claims and assessments;

(v)	discuss the annual financial statements and the auditors’ report thereon in detail with officers of the Corporation and the auditors;

(vi)	review the annual report and other annual financial reporting documents including management’s discussion and analysis;

(vii)	provide to the Board a recommendation as to whether the annual financial statements should be approved;

(viii)	review any annual earnings press release before it is publicly disclosed; and

(ix)	review insurance coverage including directors’ and officers’ liability coverage;

(d)	Public Disclosure of Financial Information

The Audit Committee shall:

(i)	ensure that adequate procedures are in place for the review of the Corporation’s public disclosure of financial information extracted or derived from the Corporation’s financial statements, other than the public disclosure referred to in sections 14(b) and 14(c) above; and

(ii)	periodically assess the adequacy of such procedures.

(e)	External Audit Terms of Reference, Reports, Planning and Appointment

To preserve the independence of the external auditor responsible for issuing an auditor’s report or performing other audit review or attest services for the Corporation, the Audit Committee shall:

(i)	review the audit plan with the external auditors;

(ii)	discuss with the external auditors, without management present, matters affecting the conduct of their audit and other corporate matters;

(iii)	recommend to the Board each year the retention or replacement of the external auditors; if there is a plan to change auditors, review all issues related to the change and the steps planned for an orderly transition; and evaluate the external auditor’s qualifications, performance and independence;

(iv)	review and pre-approve any engagements for non-audit services to be provided by the external auditor and its affiliates in light of the estimated fees and impact on the external auditor’s independence, subject to any de minimus exception allowed by applicable law, provided that the Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve non-audit services, however, any non-audit services that have been pre-approved by any such delegate of the Audit Committee must be presented to the Audit Committee at its first scheduled meeting following such pre-approval;

(v)	review with management and with the external auditor:

(1)	any proposed changes in major accounting policies;

(2)	the presentation and impact of significant risks and uncertainties; and

(3)	key estimates and judgments of management that may be material to financial reporting;

(vi)	review and approve the Corporation’s hiring policies regarding partners, employees and former partners and employees of the present and former external auditor of the Corporation in compliance with current laws applicable to the Corporation;

(vii)	ensure that the external auditor reports directly to the Audit Committee, as representatives of the shareholders, rather than to the executive officers and management;

(viii)	be directly responsible for overseeing the work of the external auditor engaged for the purposes of preparing or issuing an auditor’s report or performing other audit, review or attest services for the Corporation, including the resolution of disagreements between management and the external auditor regarding financial reporting; and

(ix)	annually review and recommend for approval to the Board the terms of engagement and the remuneration of the external auditor.

(f)	Procedure for Complaints regarding Accounting, Internal Controls or Auditing Matters

The Audit Committee shall:

(i)	establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal controls or auditing matters; and

(ii)	establish procedures for the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

Reporting and Authority

15.	The Audit Committee shall report to the Board at its next regular meeting all such action it has taken since the previous report.

16.	The Audit Committee is empowered to investigate any activity of the Corporation and all employees are to co-operate as requested by the Audit Committee. The Audit Committee may retain persons having special expertise to assist it in fulfilling its responsibilities.

17.	The Audit Committee is authorized to request the presence at any meeting, but without voting rights, of a representative from the external auditors, senior management, internal audit, legal counsel or anyone else who could contribute substantively to the subject of the meeting and assist in the discussion and consideration of the business of the Audit Committee, including directors, officers and employees of the Corporation.

Governance

18.	The Audit Committee is responsible to review on a regular basis, and in its discretion make recommendations to the Board regarding confirmation of or changes to be made to its Mandate and the position description of its Chairman.

Advisors

18.	The Audit Committee has the power, at the expense of the Corporation, to retain, instruct, compensate and terminate independent advisors to assist the Audit Committee in the discharge of its duties.

Audit Committee Timetable

19.	The timetable on the following page outlines the Audit Committee’s schedule of activities during the year.

Meeting Timing	March	May	August	November

Agenda Item

A. Financial Reporting Control Systems

(1) Review reports from senior officers outlining changes in financial risks.	X	X	X	X

(2) Review management letter of external auditors and Corporation’s responses to suggestions made.	X

(3) Review the Audit Committee Mandate	X

(4) Review any new appointments to senior positions with financial reporting responsibilities	X	X	X	X

(5) Obtain assurance from both internal and external auditors regarding the overall control environment and the adequacy of account system controls.	X	X	X	X

B. Interim Financial Statements

(1) Review Interim financial statements with officers of the Corporation and approve prior to their release.		X	X	X

(2) Review narrative comment accompanying interim financial statements.		X	X	X

(3) Review interim earnings press release, if any		X	X	X

C. Annual Financial Statements and Other Financial Information

(1) Review any changes in accounting policies or financial reporting requirements that may affect the current year’s financial statements	X	X	X	X

(2) Obtain summaries of significant transactions, and other potentially difficult matters whose treatment in the annual financial statements merits advance consideration.	X	X	X	X

    (3)    Obtain draft annual financial statements in

             advance of the Audit Committee meeting

             and assess, on a preliminary basis, the

             reasonableness of the financial statements

             in light of the analyses provided by officers

             of the Corporation.

X

(4) Review summary of the status of any material pending or threatened litigation, claims and assessments.	X	X	X	X

(5) Discuss the annual financial statements and the auditors’ report thereon in detail with officers of the Corporation and the auditors.	X

(6) Review the annual report and other annual financial reporting documents.	X

(7) Provide to the Board a recommendation as to whether the annual financial statements should be approved.	X

(8) Review annual earnings press release, if any	X

(9) Review insurance coverage.			X

D. External Audit Terms of Reference, Reports, Planning and Appointment

(1) Review the audit plan with the external auditors.	X

(2) Discuss in private with the external auditors matters affecting the conduct of their audit and other corporate matters.	X

    (3)    Recommend to the Board the retention or

             replacement of the external auditors. If there

             is a plan to change auditors, review all issues

             related to the change and the steps planned

             for an orderly transition.

X

(4) Review and recommend for approval to the Board the terms of engagement and the remuneration of the external auditor.		X

NIMIN ENERGY CORP.

8th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1
www.computershare.com

MR SAM SAMPLE 123 SAMPLES STREET SAMPLETOWN SS X9X 9X9	Security Class	123
	Holder Account Number C1234567890	X X X

Fold

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1.	Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.	If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.

3.	This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.	The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

6.	The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.      This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.

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8.	This proxy should be read in conjunction with the accompanying documentation provided by Management.

Proxies submitted must be received by 9:00 AM (Mountain Time) on September 13, 2013.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

• Call the number listed BELOW from a touch tone	• Go to the following web site:
telephone.	www.investorvote.com
1-866-732-VOTE (8683) Toll Free	• Smartphone?
Scan the QR code to vote now.

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER   123456789012345

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Appointment of Proxyholder
I/We, being holder(s) of NiMin Energy Corp. hereby appoint:		Print the name of the person you are
Jonathan Wimbish, or failing him, W.A. (Alf) Peneycad,	OR	appointing if this person is someone
other than the Chairman of the
Meeting.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General Meeting of shareholders of NiMin Energy Corp. to be held at Centennial Place, East Tower 1900, 520 – 3rd Ave SW, Calgary, Alberta, on September 17, 2013 at 09:00 AM (Mountain Time) and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

	For	Against
1. Number of Directors
To set the number of Directors at five.	☐	☐

2. Election of Directors

	For	Withhold		For	Withhold		For	Withhold	Fold

01. Clarence Cottman III	☐	☐	02. Brian E. Bayley	☐	☐	03. W. A. (Alf) Peneycad	☐	☐

04. Robert L. Redfearn	☐	☐	05. William Gumma	☐	☐

	For	Against
3. Non-Binding Vote on Executive Compensation
To pass a non-binding advisory vote on executive compensation.	☐	☐

	For	Withhold
4. Appointment of Auditors
Appointment of KPMG LLP as Auditors of the Corporation for the ensuing year and authorizing the Directors to fix their remuneration.	☐	☐

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Authorized Signature(s) – This section must be completed for your instructions to be executed.	Signature(s)	Date
I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.

Interim Financial Statements – Mark this box if you would like to receive Interim Financial Statements and accompanying Management’s Discussion and Analysis by mail.	☐	Annual Financial Statements - Mark this box if you would like to receive the Annual Financial Statements and accompanying Management’s Discussion and Analysis by mail.	☐
If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

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